As filed with the Securities and Exchange Commission on February 1, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM S-1/A-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Boomer Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization

7370

(Primary Standard Industrial Classification Code Number)

n/a

(I.R.S. Employer Identification Number)

Posada del Rey Via Italia Punta Paitilla Ciudad de Panama Republic de Panama Fax 949-272-0088

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

American Corporate Register Inc. 711 S Carson Street Ste 6 Carson City, Nevada 89701 (619) 275-1040

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies of communications to:

From time to time after the effective date of this Registration Statement (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class Of		Maximum	Proposed Maximum	Amount of
Securities To Be	Amount To Be	Offering Price	Aggregate Offering	Registration
Registered	Registered	Per Share 1	Price 1	Fee

Common stock, $.0001 par value per share	500,000 shares	$0.20	$100,000	$11.60

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

1. Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion on ___, 2013

500,000 SHARES

COMMON STOCK

BOOMER VENTURES Inc.

Boomer Ventures Inc.. is offering for sale a total of 500,000 shares of its common stock at a fixed price of $0.20 per share (the “Offering”).There is no minimum number of shares that must be sold by us for the Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The Offering is being conducted on a self-underwritten, best efforts basis, which means that our executive officers will attempt to sell the shares. We have not engaged an underwriter. This prospectus will permit our executive officers to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell. Our sole officer and director intend to offer and sell the shares to friends, family members and business acquaintances. Their intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts. For more information, see the section of this prospectus entitled “Plan of Distribution.”

This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable. For more information, see the section of this prospectus entitled "Plan of Distribution."  We may refer to ourselves in this prospectus as "Boomer,” the “Company,” "we," or "us.”

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

SEE "RISK FACTORS" BEGINNING ON PAGE 5 .

			Underwriting Discounts	Proceeds to the
	Number of Shares	Offering Price	& Commissions	Company

Per Share	1	$0.20	$0.00	$0.20
Total	500,000	$100,000	$0.00	$100,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2012.

3

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere herein.  This summary may not contain all the information that may be important to you.  We are an ‘emerging growth company’ under the federal securities laws and will, therefore, be subject to reduced public company reporting requirements. Before making an investment decision, you should carefully read the entire prospectus, including the information under the ‘Risk Factors’ section and our financial statements and related notes.

About Boomer Ventures Inc.

 We were incorporated in Nevada on July 6, 2012 under the name Boomer Ventures Inc. We intend to develop a deep internet search engine that uncovers the best deals on the internet. The proposed search engine objectives is to allow users to uncover deals and websites that are usually overlooked by regular search engines. It is too time consuming to check every website for travel, used cars, real estate, coupons etc with this proposed deep search engine all relevant sites are searched to expose the best deals. We anticipate that our revenues will be chiefly derived from sales of advertising and sponsorships of our Internet website and fees for premium services paid by our users.

The Company issued 1,000,000 shares of its common stock to its officer in exchange for payment of $1,000 or $0.001 per share. Boomer is an early stage company (“development stage”) and has no financial resources beyond the capital injected into us by our officer. We have not established or attempted to establish a source of equity or debt financing. Our auditors indicated in their report on our financial statements (the “Report”) that “the Company has not established a source of revenue or financing, which raises substantial doubt about its ability to continue as a going concern.”  Under the Exchange Act, a company like us is considered in its “development stage” if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists: (1) planned principal operations have not begun; or (2) planned principal operations have begun, but no significant revenue has yet been generated.

Our operational offices are located at Posada del Rey Via Italia Punta Paitilla Ciudad de Panama Republic de Panama, and our telephone number is 507 6004 1546 . Our mailing address for our executive offices are at 424 West Bakerview Road, Unit 105-238, Bellingham, Washington, USA, Fax # (949) 272 0088.

This Offering

Boomer is offering for sale a total of 500,000 shares of common stock at a fixed price of $0.20 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means that our existing officers will attempt to sell the shares. We have not engaged an underwriter. This prospectus will permit our officers to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that they may sell. Our officers intend to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 of the Exchange Act. Their intended methods of communication include, without limitation, the telephone, the Internet, and personal contacts.

All subscription agreements and checks are irrevocable and should be delivered to the address provided for in the Subscription Agreement.

This Offering will be completed 180 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

We will deliver stock certificates for shares of common stock purchased directly to the purchasers within 14  days of the close of this Offering or as soon thereafter as practicable.  We anticipate engaging a transfer agent to assist us with the certification and delivery of the shares.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value.  Specifically, the price does not bear any relationship to our assets, book value, historical earnings or net worth.

Shares of common stock offered by us	A maximum of 500,000 shares. There is no minimum number of shares that must be sold by us for the Offering to close.

Use of proceeds	We will apply the proceeds from this Offering to pay for development of the proposed deep search engine, professional fees and other general expenses. The total estimated cost of this Offering is $20,000.

Termination of the Offering	This Offering will conclude when all 500,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. We may in our discretion terminate this offering earlier or extend the Offering for an additional 180 days.

Risk factors	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA 7

RISK FACTORS 7

USE OF PROCEEDS 21

THIS OFFERING 23

DETERMINATION OF OFFERING PRICE 25

DILUTION 25

DIVIDEND POLICY 25

MARKET FOR SECURITIES 25

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION 28

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 38

PRINCIPAL SHAREHOLDERS 42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 43

DESCRIPTION OF CAPITAL STOCK 43

PLAN OF DISTRIBUTION 45

LEGAL MATTERS 52

WHERE YOU CAN FIND MORE INFORMATION 53

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:
As of
July 31,
2012

Current assets	$
1,000
Other Assets	-

Current liabilities	$2,000

Stockholders’ equity	$2,780

Operating:	For the Period
July 6,
2012
(inception)
to July 31,
2012

Net revenues	$0
Operating expenses	$2,220
Net (loss)	$2,220
Net (loss) per common share basic and diluted	$0
Weighted average number of shares outstanding – basic and diluted	1,000,000

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

There is no minimum number of Shares that must be sold and no assurance that the proceeds from the sale of Shares will allow the Company to meet its goals.

We are selling our Shares in a direct offering conducted by the Company and there is no minimum number of Shares that must be sold by us in this offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the Shares through our employees, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately appropriated by us for our business purposes. Upon completion of this Offering, the Company intends to utilize the net proceeds to continue the development of the website and proprietary technology and finance its business operations. Currently, there has been no development of the website and technology associated with the proposed search engine. This business is a concept at the moment and the money raised will be put towards developing the concept into developing the concept into a viable business. While the Company believes that the net proceeds from the sale of all Shares in this Offering will enable the Company to meet its business plans and enable it to operate as a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the Shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which, in its sole discretion, will be in the best interest of the Company. It is highly likely that if not all of the Shares are sold there will be a need for additional financing in the future, without which the ability of the Company to operate as a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to the Company. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The minimum amount of shares required to be sold that are needed to fund our operation for one year is 150,000 shares which will raise $30,000 in proceeds.

Our Absence of A DEVELOPED WEBSITE Possess Significant Risks to Our Ability to Generate Revenue and Operate Successfully

We have not generated any revenue from the products and services which we intend to develop and, if developed, market. We expect to generate all of our future revenues from the development and marketing of the proposed search engine, sponsorships and advertising . Accordingly, we have no operating history in implementing our business model upon which an evaluation of the Company and our prospects can be based and it is difficult or impossible for the Company to predict future results of operations. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of a new business enterprise, particularly companies in highly competitive markets. Since the Company is among many that have entered the search engine market, it faces competition . It also faces many risks specific to its business, which include those related to successfully developing the website and proprietary technology, successfully commercializing the website and proprietary technology, the need to manage existing and expanding operations, the continuing need to raise additional capital, the dependence upon and need to hire key personnel, and the need to increase spending to adequately market our proposed search engine services. To address these risks, we must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade our technologies. We cannot provide any assurances that we will be successful in addressing such risks. The Company's failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations and result in investors losing their entire investment.

Our Business Plans Are Totally Dependent On The Sale of the Shares as Well as Future Capital Raises should all of the Shares not be sold

The Company is dependent on raising substantial additional capital through the sale of the Shares as its existing capital will only allow the Company to operate for a very limited period of time. The Company anticipates that it will take, assuming adequate funding is available, between one and a half and three years to fully develop its proposed search engine and website with a beta version of the website being complete in between 6 months and 1 year. Accordingly the Company will not generate any revenues in the foreseeable future and will be solely dependent on raising funds in this offering or if this offering is not fully sold, substantial additional capital in other offerings. There can be no assurance that such additional funds will be available when needed, or that they will be available on attractive terms. If the Company does not sell all of the Shares, the Company’s inability to raise additional capital will have a material adverse effect on the Company and may result in the loss of the entire investment of a purchaser of Shares in this offering. In the event the Company is successful in raising additional funds, such raise will result in substantial dilution to the Shares purchased pursuant to this prospectus. . The minimum amount of shares required to be sold that are needed to fund our operation for one year is 150,000 shares which will raise $30,000 in proceeds.

If we do not achieve 100% of the proceeds from this offering, funds are expected to be insufficient to complete the website’s development schedule and as a result investors are subject to a risk that we will not be able to obtain the minimum capital believed necessary to develop the proposed website. Also additional capital raising may be on terms that are disadvantageous to investors in the current offering.

Our Plans Are Dependent Upon Key Individuals and the ability to attract qualified personnel to be successful

In order to successfully develop the website, the Company will be dependent upon Alicia Itzel Rivera Tristan to be able to attract, hire, retain and manage web developers to design, build and maintain the website and other software developers who are specialists in search engine design and implementation. Ms. Tristan is not formally trained in web development nor computer programmer. Her main role are to assemble and manage the technology team that will be tasked with web site and search engine development. The loss of the foregoing individual could have a material adverse effect upon the Company's business prospects and prohibit the Company from successfully achieving its goals. Moreover our success continues to depend to a significant extent on our ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be successful in identifying, attracting, hiring, training and retaining such personnel in the future. The competition for web developers, creative personnel and technical directors is especially intense because of the high demand for such individuals. If we are unable to hire, assimilate and retain such qualified personnel in the future, such inability would have a material adverse effect on our business, operating results and financial condition. The Company may also depend on Third party contractors and other partners to develop its website and proprietary technologies as well as any future enhancements thereto, if initially developed. There can be no assurance that we will be successful in either attracting and retaining qualified personnel, or creating arrangements with such Third parties. The failure to succeed in these endeavors will have a material adverse effect on the Company and its ability to consummate its business plans.

If the website fails to gain market acceptance, we may not have sufficient capital to pay our expenses and to continue to operate

In the event that all of the Shares are sold and the Company successfully completes the development of the website, our ultimate success will depend on generating revenues from the advertisement placements on the website and sale of services through the website. The market for search engine services is subject to continually changing consumer and industry preferences and the frequent introduction of new websites. As a result, the website and proprietary technologies even if developed may not achieve and sustain market acceptance sufficient to generate revenues to cover our costs and allow us to become profitable or even continue to operate.

Website development schedules are long and frequently unpredictable, and we may experience delays in introducing the website, which may adversely affect our ability to continue our operations.

We have projected that the development cycle for version 1.0 of our website will be between 6 months and 1 year. If any unanticipated delay affects the release of version 1.0 of the website or any subsequent versions, we may not achieve anticipated revenues and may not have the capital necessary to continue operations.

We may be dependent on third parties to complete the development of the website and proprietary technologies, and any increased costs associated with third party developers or any delay or interruption in production would negatively affect both our ability to develop the website and proprietary technologies and our ability to continue our operations.

We may need to rely on third parties to complete the development of portions of the website and proprietary technologies. The costs associated with relying on third parties may increase our development costs and negatively affect our ability to operate. Since we have less control over a third party because we cannot control the developer’s personnel, schedule or resources we may experience delays in finalizing the website. In addition aspects of the website and proprietary technologies may not match our expectations. If this happens we could lose anticipated revenues from the website and may not have the capital necessary to continue our operations. In addition we may be required to rely on certain technology that we will license from third parties, including technology that we integrate and use with our internally developed technology. We cannot provide any assurances that these third party technology licenses will be available to us on commercially reasonable terms. The inability to establish any of these technology licenses, or the loss of such licenses if established, could result in delays in completing our website and proprietary technologies until equivalent technology could be identified, licensed and integrated. Any such delays could materially adversely affect our business, operating results and financial condition.

We face the risks of changing consumer and industry preferences and uncertainty of market acceptance of our website and services.

Our proposed search engine and anciallary services are new and evolving concepts. As consumer and industry preferences and trends evolve, there is a high degree of uncertainty about whether users will continue to value some or all of the key features which we intend to incorporate into the website. The failure of the marketplace to deem our features desirable may discourage use of our website and limit the ability of the Company to generate revenues. A decline in the popularity of search engine optimization in general or a lack of marketplace acceptance of our model will likely have a materially adverse affect on our business and prospects.

We operate in a highly competitive industry and compete against many large companies

Many companies worldwide are dedicated to search engines and we expect more companies to enter the industry. Our competitors in the industry vary in size from small companies to very large companies with dominant market shares and substantial financial resources. The Company’s website will be in competition with these companies and others. Many of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new technologies, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our developers to the same degree as certain of our competitors.

As the search engine industry in many of our proposed markets are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our website and technologies. These products and services may significantly affect the demand for our services, assuming we are successful in developing our website. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and technology licensing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

Our management has no experience in our relatively new industry, which may make it difficult for you to evaluate our business prospects

Our senior management does not have any direct experience in the search engine or internet industry. There can be no assurance that future employees will be successful in working together to develop the website and proprietary technologies. In addition, the search engine industries are relatively new. Only a limited number of companies have successfully commercialized such services on an international scale. You must consider our business prospects in light of the risks and difficulties we will encounter in the future in a new and rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could materially harm our proposed business prospects, financial condition and results of operations.

Undetected programming errors or flaws in our website and proprietary technologies could harm our reputation or decrease market acceptance of the website and services offered, which would materially and adversely affect our business prospects, reputation, financial condition and results of operations

The website and proprietary technologies may contain programming errors or flaws, which may become apparent only after its release. In addition, the website and proprietary technologies may be developed using programs and engines developed by and/or licensed from third party vendors, which may include programming errors or flaws over which we have no control. If our users have a negative experience with the website and proprietary technologies related to or caused by undetected programming errors or flaws, they may be less inclined to continue or resume use of our services or recommend our services to other potential users. This could materially and adversely affect our business, financial condition and results of operations.

Our Lack of Patent and/or Copyright Protection and any unauthorized use of the website and/or proprietary technologies by third parties, may adversely affect our business

We have not filed for any patent and/or copyright protection for our website, planned proprietary technologies and/or planned products. Presently we intend to rely on trade secret protection and/or confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent and/or copyright protection. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

We may be subject to claims with respect to the infringement of intellectual property rights of others, which could result in substantial costs and diversion of our financial and management resources

We cannot be certain that the website and proprietary technologies will not infringe upon patents, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim. Successful infringement or licensing claims against us may result in substantial monetary damages, which may materially disrupt the conduct of our business and have a material adverse effect on our reputation, business, financial condition and results of operations.

Because our website, products and services have not yet been created we have no name recognition, which may prevent us from generating revenues, which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted any significant advertising, there is little or no recognition of the Boomer brand name. However, substantially all of the company’s future revenues are expected to be derived from our website. Accordingly, broad acceptance by customers of the Company’s website, services and proprietary technologies are critical to the Company’s future success. Because our lack of name recognition, potential users of our products or joint venture partners may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Our future growth is largely dependent upon our ability to develop technologies that achieve market acceptance with acceptable margins.

Our future growth rate depends upon a number of factors, including our ability to: identify emerging technological trends in our target end-markets; develop and maintain competitive products; create our website and proprietary technologies with innovative features that differentiate our products from those of our competitors; and develop, manufacture and bring products to market quickly and cost-effectively. Our ability to develop the website and proprietary technologies will require substantial technological innovation and requires the investment of significant resources. These development efforts may not lead to the development of the website and/or proprietary technologies on a timely basis or that meet the needs of our customers as fully as competitive offerings. In addition, the markets for our products may not develop or grow as we anticipate. The failure of our products to gain market acceptance or their obsolescence due to more attractive offerings by competitors could significantly reduce our revenues and adversely affect our business, operations and financial results.

We may incur substantial unanticipated costs related to our website and proprietary technologies

Due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans for our website and proprietary technologies. Therefore, we cannot provide any assurances that the website and proprietary technologies can be completed within our projections. In case of budget over-runs and additional expansions, we may choose to finance such capital expenditures through the issuance of additional equity or debt securities, by obtaining a credit facility or by some other financing mechanism. If we choose to seek financing for such expenditures, we cannot provide any assurances that such financing will be available on terms reasonably acceptable to us or at all.

Acquisition And Investment Strategy May Not Be Successful And Could Adversely Affect Its Business

In the future, the Company may acquire additional products, technologies or businesses, or enter into joint venture arrangements for the purpose of complementing or expanding our business or we may make investments in a new unrelated businesses, products, services or technologies. There can be no assurance that it will be able to identify suitable acquisition or investment candidates. Even if it does identify suitable candidates, there can be no assurance that it will be able to make such acquisitions or investments on reasonable commercial terms or successfully assimilate personnel, operations, products, services or technologies into its operations. This could disrupt it’s ongoing business, distract the management and employees, increase it’s expenses, including amortization of goodwill, and materially and adversely affect it’s financial condition and results of operations. Furthermore, the incurrence or issuance of debt or equity securities may be attributed to the company to fund any future acquisitions.

Projections contained in this Prospectus may not be attained

The use of proceeds and project implementation projections, as well as other projections contained in this prospectus, were prepared by the Company in good faith based upon assumptions that the Company believes to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of operations for the Company, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to the Company.

The projections are included solely to give prospective investors information concerning the Company’s estimates of future operating results based on our assumptions and no assurance can be given that such results will be achieved. The Company reserves the right to conduct its business in a manner different from that set forth in the assumptions as changing circumstances may require.

The ownership by the Company’s Officers and Directors of a large amount of our Common Stock may limit minority shareholders’ ability to influence corporate affairs.

Our sole officer and director currently owns an aggregate of 1,000,000 shares. In such event our sole officer and director would own approximately 66.6% of our outstanding common stock and be in a position to significantly affect all matters requiring shareholder approval, including the election of directors. The interests of our officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding their decisions. This level of control may also have an adverse impact on the market value of our Shares because they may institute or undertake transactions, policies or programs that result in losses, may not take steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

As a public company, we will incur substantial expenses.

If we are able to have our Shares quoted on the Over the Counter Bulletin Board, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

Regardless of our admission to the OTCBB, upon effectiveness of the registration statement, pursuant to Section 15(d) of the Securities Exchange Act, we will be required to periodic reports with the Commission. The estimated expenses associated with the preparation of these periodic reports is estimated to be $10,000 per annum.

RISK OF INVESTING IN A SECTION 15(d) REPORTING COMPANY

Investors in Section 15(d) companies do not have the protection of: proxy rules, Section 16 short swing profit requirements, beneficial ownership reporting, institutional investment manager reporting rules and third party tender offer rules.

We may be exposed to potential risks resulting from new requirements under the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our Shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under the Sarbanes-Oxley Act of 2002 we may be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year. Furthermore, our independent registered public accounting firm may be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting .. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Under the Sarbanes-Oxley Act, we are considered as a smaller reporting company. As such, we are not required to make the effectiveness evaluations of our internal controls over financial reports. Additionally, we are not required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting, sor so long as we remain a smaller reporting company.

The offering price of the Shares in this Offering, was not determined by traditional criteria of value.

The offering price of the Shares being offered pursuant to this Prospectus, was arbitrarily established by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

If a market for our Shares does not develop, shareholders may be unable to sell their Shares.

A market for the Shares may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our Shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Shares are not traded on the bulletin board or if a public market for our Shares does not develop, investors may not be able to re-sell the shares of our Shares that they have purchased and may lose all of their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase the Shares.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own Common Stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase Shares.

Because we will be subject to the “Penny Stock” rules if the Shares are quoted on the over-the-counter bulletin board, the level of trading activity in the Shares may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on FINRA). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in the Shares may find it difficult to sell their Shares.

If The Shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that the Shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for the Shares to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of The Shares will be terminated following a 30 day grace period if we do not make our required filing during that time. If The Shares are not eligible for quotation on the over-the-counter bulletin board, investors in the Shares may find it difficult to sell their Shares.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell Shares in those states. There is no public market for the Shares, and there can be no assurance that any public market will develop in the foreseeable future. Transfer of the Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, the Shares may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of the Shares. We may not be able to qualify securities for resale in states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “PLAN OF DISTRIBUTION-State Securities-Blue Sky Laws.”

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our Shares, sales of our Shares relying upon rule 144 may depress prices in that market by a material amount.

All of the currently outstanding shares of our Common Stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of two years. Presently shares of restricted Common Stock held by non-affiliates of the Company may be sold, subject to compliance with Rule 144 six months after issuance. Sales under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop. We cannot predict whether the proposed rule will be adopted, and if adopted, what its final provisions will be and how it will affect our securities.

 AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," “Description of Business” and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

SINCE OUR HEADQUARTERS ARE LOCATED IN PANAMA AND OUR ASSETS AND KEY PERSONNEL ARE LOCATED IN PANAMA, YOU MAY NOT BE ABLE TO ENFORCE ANY JUDGMENT WHICH HAS BEEN AWARDED IN A UNITED STATES COURT OF LAW AGAINST THE COMPANY, THE COMPANY’S ASSETS, KEY PERSONNEL OR EXPERTS, OR EMPLOYEES OF THE COMPANY.

While we are organized under the laws of Nevada, our headquarters, assets, and sole officer and director are located outside the United States.  As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments awarded under United States federal securities laws.  In addition, a Panama court may not permit you to bring an original action against the Company in Panama or to enforce in Panama a judgment of a United States court based upon civil liability provisions of United States federal securities laws.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

We will apply the proceeds from the Offering to pay for accounting fees, legal and professional fees associated with this Offering and partially to the development of the search engine. We will pay all costs relating to this Offering.

The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	10%	30%	40%	50%	60%	100%
Shares Sold	50,000	150,000	200,000	250,000	300,000	500,000
Gross Proceeds	10,000	30,000	40,000	50,000	60,000	100,000
Less Offering Expenses	(20,000)	(20,000)	(20,000))	(20,000)	(20,000)	(20,000)
Net Offering Proceeds	-10,000	10,000	20,000	30,000	40,000	80,000

The use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. We plan to use the proceeds for the establishment of our operations; and, depending on the amount of funds raised for marketing, travel and for the development of the proposed search engine as below. All amounts listed below are estimates and do not include funds currently available to us.

Amount raised after Offering Costs	-10,000	10,000		20,000	$30,000	40,000		$80,000
Legal and Accounting	0	2,000		2,000	$5,000	10,000		$10,000
Travel	0	0		500	$5,000	10,000		$10,000
Development of Search Engine	0	7500		13,000	$15,000	15,000		$37,500
Employees	0	0		2,000	$2,000	2,000		$3,000
Rent	0	0		2,000	$2,000	2,000		$3,000
Computer/Fax/ General and Administrative	0	500		500	$1,000	1,000	$	*5,000
Reserve								11,500
Total Estimated Expenses	$0	10,000	^	20,000	$30,000	40,000		$80,000

*If we are successful in raising 100% of the funds sought, we will be able to increase our administrative costs to raise efficiency of our business.

^ We will utilize funds currently in our account to ensure that we will be able to develop the proposed search engine.

Our offering expenses are comprised of legal and accounting expenses and printing costs. The minimum amount of accounting and legal expenses we anticipate in the first year following the effective date would be $2,000. Our Officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. In the event that we do not raise the entire amount we seek to raise, and are unable to generate revenues to raise that amount, then we may cut back on some of the costs (such as travel and development costs), or we may attempt to raise additional funds via private placements or sales of securities to or loans from our Directors in order to make up any shortfall. The most immediate use of funds will be the development of the proposed search engine. The second critical element would be retention of employees. Travel, legal and accounting will be the first line items to be reduced if the required funding is not raised. If we are successful in raising 100% of the funds sought we will primarily focus on completing the development of the first version of the proposed search engine.

We believe that the minimum net offering receivables we require to fund our activity for the next twelve months is $10,000. Coupled with cash on hand, that will enable us to develop the proposed search engine. If we are not successful in raising sufficient funds to fully develop the proposed search engine, we will need to raise funds from our Director.

We do not have any agreements in place with our Directors to provide loans to the company if needed. We do not intend to use the proceeds to finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we will exercise discretion over the use of proceeds to ensure that funds are used to advance the development of the Company’s website and or proposed search engine. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

THIS OFFERING

We are offering for sale a total of 500,000 shares of common stock at a fixed price of $0.20 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our existing officers will attempt to sell the shares. We do not have an underwriter.  This prospectus permits our officers to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares he may sell. Ms. Tristan intends to offer and sell the shares to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, the telephone, the Internet and personal contacts.

In connection with Boomer’s selling efforts in this Offering, our existing officers will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our existing officers are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our existing officers will not be compensated in connection with their participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our existing officers are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor they have been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Our existing officers will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our existing officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Rule 3a4-1 Safe Harbor

Rule 3a4-1 is a “non-exclusive safe-harbor” under which an “associated person” of an issuer that performs limited securities sales for the issuer as prescribed by the rule would be deemed not to be a “broker” under Section 3(a)(4) of the Exchange Act, and, thus, not required to register in accordance with Section 15 of the Act.

In order for the safe harbor to apply, each of three preliminary requirements and one of three alternative sets of conditions must be satisfied.

Preliminary Requirements

The three preliminary requirements are:

1. The associated person must not be subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act, at the time of his or her participation in the sale of the issuer’s securities.

2. The associated person must not be compensated in connection with the sale of the issuer’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. In determining whether payment of salary or a bonus satisfies this standard, all of the facts and circumstances of the compensation arrangement must be considered. The Adopting Release cites the following as examples of relevant factors in determining whether the payment of a bonus would be permissible under the rule:

> when the offering commences and concludes;

> when the employee’s bonus is paid;

> when it is determined that the employee’s bonus will be paid;

> when associated persons are informed of the issuer’s intention to pay a bonus;

> whether the bonus paid to a particular associated person varies with their success in selling the issuer’s securities.

3. The associated person must not be an associated person of a broker or dealer at the time of the sale. Among the reasons for this requirement discussed in the Adopting Release is the potential for abusive sales tactics or confusion of investors stemming from the dual association of the issuer’s agent with a broker-dealer that may recommend the sale of the issuer’s securities.

Three Categories of Exceptions

As noted, in addition to satisfying each of the above preliminary requirements, one of the following three sets of conditions must be satisfied in order for the safe harbor to apply:

1. Sales Restricted to Certain Classes of Purchasers or Certain Transactions: This category applies where sales of the issuer’s securities are made in any one of the following four ways:

a. The sales are to a registered broker or dealer; a registered investment company (or registered separate account); an insurance company; a bank; a savings and loan association; a trust company or similar institution supervised by a state or federal banking authority; or a trust for which a bank, a savings and loan association, a trust company, or a registered investment adviser either is the trustee or is authorized in writing to make investment decisions.

b. The securities are exempted securities by reason of section 3(a)(7), 3(a)(9) or 3(a)(10) of the Securities. These exemptions include bankruptcy exchanges, issuer exchanges, and court- or agency-supervised exchanges.

c. The sales are made pursuant to a plan or agreement submitted for the vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities, or a transfer of assets of any other person to the issuer in exchange for securities of the issuer.

d. The sales are made pursuant to a bonus, profit-sharing, pension, retirement, thrift, savings, incentive, stock purchase, stock ownership, stock appreciation, stock option, dividend reinvestment or similar plan for employees of an issuer or a subsidiary of the issuer.

2. Sales Duties Are Limited in Frequency and Proportion: Under this exception, three conditions must be satisfied:

a. The associated person primarily performs or is intended primarily to perform at the end of the offering substantial duties for or on behalf of the issuer otherwise in connection with transactions in securities.

b. The associated person was not a broker or dealer, or an associated person thereof, within the preceding 12 months.

c. The associated person does not participate in selling an offering of securities for any issuer more than once every 12 months (other than in reliance on the other two exceptions in 2(a) and (b) above).

3. Sales Duties Are Passive: This exception applies where the associated person restricts his or her activities to any one or more of several specified types of selling activities, each of which is “passive” or restricted in nature:

a. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer.

b. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document.

c. Performing ministerial and clerical work involved in effecting any transaction.

An issuer that permits it unregistered directors, officers, employees or other associated persons to participate in the offer or sale of its securities outside the safe harbor afforded by Rule 3a4-1 runs the risk the offering may be subject to rescission by investors whose purchases were induced by such persons.

All subscription agreements and checks are irrevocable and should be delivered to Company at the address provided in the Subscription Agreement.

Boomer will receive all proceeds from the sale of any of the 500,000 shares being offered. The price per share is fixed at $0.20 for the duration of this Offering.

This Offering will be completed upon the earlier of the Board of Directors ceasing to raise funds or 180 days from the effective date of this prospectus (or such earlier date when all 500,000 shares are sold), unless extended by our Board of Directors for an additional 180 days. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 14 days of the close of this Offering or as soon thereafter as practicable.  The Company intends to engage a transfer agent to assist in the certification and delivery of the shares to investors.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The Offering may terminate on the earlier of:

i.	the date when the sale of all 500,000 shares is completed, or

ii.	Board determination to cease the Offering, or

(iii)	180 days from the effective date of this document or any extension thereto.

DETERMINATION OF OFFERING PRICE

The Offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the Offering price.

DILUTION

The historical net tangible book value as of July 31, 2012, was $(1,220) or $(0.001220) per share. Pro forma net tangible book value per share of common stock is $0.05252 per share and is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2012, as adjusted to give effect to the receipt of net proceeds from the sale of 500,000 shares of common stock for $80,000, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.05374 per share to existing stockholders. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

DIVIDEND POLICY

Since inception, we have never paid cash or any other form of dividend on our common stock.  We do not anticipate paying cash dividends in the foreseeable future. Any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts.  This means that the shares of a company can only be traded manually between accounts, which takes days and is not a realistic option for companies relying on broker dealers for stock transactions.  While DTC-eligibility is not a requirement to trade on the OTCBB, electronic trading is necessary to process trades on the OTCBB if a company’s stock is going to trade with significant volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

There is no Boomer common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, all current shares of our outstanding common stock are held by Ms, Tristan, our President and a Director (1,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

• 1% of the total number of our common shares then outstanding; or

• The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on an exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.  Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1. the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2. the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3. the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4. at least one year has elapsed from the time the issuer filed the current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by our stockholders may not be resold in reliance on Rule 144 until: (1) we file a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the Form 8-K with the SEC reflecting our status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

• If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

• If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available, typically by means of issuing periodic press releases.

However, no assurance can be given as to:

• the likelihood of a market for our common shares developing,

• the liquidity of any such market,

• the ability of the shareholders to sell the shares, or

• the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on July 6, 2012. Our business activity through July 31, 2012 involved incorporation efforts, planning and research of developing a proposed search engine. We incurred minor costs to research the market and failed to earn any revenue for the period ended July 31, 2012.

We are a development stage company and have extremely limited financial resources. We have not established a source of equity or debt financing. Our independent registered public accounting firm has included an explanatory paragraph in its report emphasizing the uncertainty of our ability to remain a going concern. We will engage in researching and developing the proposed search engine. Our principal sources of revenue are anticipated to occur following the launch of our proposed search engine.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

* have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

* comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

* submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenue from our proposed search engine website to meet all of our obligations on a timely basis. In the early stages of our operations we intend to keep costs to a minimum.

 - In the first quarter of 2013 we will commence planning and budgeting for the development of the proposed search engine.

- In the second quarter we hope to complete our offering

- By third or fourth quarter 2013 we expect to hire our core group of programmers and commence designing of the proposed website and proposed search engine

This core group will comprise of one lead web developer and one lead search engine programmer. Each of these lead individuals will have practical experience in design and programming of their respective field and also have some project management experience to hire or contract out further services to other technical persons as required. The anticipated cost of each lead person will be approximately $2,000 per month plus issuance of restricted stock, to be negotiated at the time of hiring.

- In the first quarter of 2014 we hope to have completed our first version of the proposed search engine.

- By the end of the third quarter of 2014 we hope to commence beta testing of the proposed commercial ready search engine.

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below or elsewhere in this prospectus. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Discuss OTCBB listing…

Liquidity

We will pay all costs relating to this Offering estimated at $20,000. This amount will be paid as and when necessary and required or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans providing sufficient capital. Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, we may need to seek additional financing sources to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment, and for continued operations.

Since incorporation, most of our resources and work have been devoted to planning our business, implementing systems and controls, and completing our registration statement. When those procedures are done, which we believe will occur over the next two months, we will begin work to plan the development of the proposed search engine.

We believe that the cost of the work needed to assemble the design and program team and commence the initial design will be approximately US$25,000.  If we are unable to raise any funds, the cash costs would have to be provided by our President to the extent that he is capable of providing funds. Our goal would be to have our proposed search engine completed and running by September 2013, but there is no way of estimating what the likelihood of achieving that goal would be.

The minimum amount of capital needed to conduct operations in accordance with our business plan for one year from the date of the prospectus is to raise $40,000.00. We need to sell 40% of this offering to attain the minimum capital required. The maximum amount of capital that we are seeking under this offering is $100,000.00. Should our requirements for capital exceed the maximum amount of net proceeds from this offering, we will be required to seek loans from our sole officer and director in order to continue operations.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. The terms on which we may or may accept the private capital, may be more favorable to the subsequent investor than the terms on which the securities are offered by means of the prospectus. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees, consultants or independent contractors wherever possible. We cannot predict the likelihood or source of raising capital or funds that may be needed to complete the sites that we have acquired.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization. These obligations will reduce our ability and resources to expand our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 313(a)(4)(ii) of Regulation S-K, or obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated in Nevada on July 6, 2012 under the name Boomer Ventures Inc. Our principal offices are currently located at Posada del Rey Via Italia Punta Paitilla Ciudad de Panama Republic de Panama. We occupy this office, which is leased by an affiliate of Ms. Tristan on a rent free basis. Our current telephone number is (507) 6004-1546.

We intend to develop a deep internet search engine that uncovers the best deals on the internet. The proposed search engine will allow users to uncover deals and websites that are usually overlooked by regular search engines. It is too time consuming to check every website for travel, used cars, real estate, and coupons, however, with a deep search engine all relevant sites are searched to expose the best deals. We anticipate that our revenues will be chiefly derived from sales of advertising and sponsorships of our Internet website and fees for premium services paid by our users.

These estimates assume that we have succeeded in selling all of the Shares in this prospectus. However as a result of the many risks which we outlined in this prospectus in the ”Risk Factors” section, there is no assurance that even if we sell all of the Shares, we will be able to develop the website according to our business plan, and if developed, generate revenues sufficient to sustain our business.

We do not have any plans, arrangements or agreements to enter into any acquisition or other business combination.

Industry Background

Internet based search engines are a complex and evolving industry. The primary revenue source currently for search engine websites is sponsorship, advertising and commission based on e-commerce transactions. As the search engine business model continues to develop across the Internet, we may add ancillary or complimentary offerings.

Deep Search Engines

Online search engines or standard search engines have matured as an industry in recent years. On a typical search engine site, users type in keywords that they wish to search and the engine retrieves relevant results. Popular search engines like Google and Yahoo have made search engines a commonplace among Americans.

Deep search engines are a new evolution of standard search engines. Most of the internet’s information is buried far down on dynamically generated sites, and standard search engines do not find it. Deep search engines will therefore aid internet users in retrieving this content that is buried deep. Currently, there is no competition or awareness in the deep search engine field as the standard search engines are not exploring the deep Web.

Return to Table of Contents

42

Boomer Overview

We intend to develop an on-line deep search engine specializing, initially, in the online travel booking market that will appeal to our target demographic. Our target demographic consists of students, college graduates and career oriented members of the aspiring middle class who are 18-55 years old, travel enthusiasts who tend to book their travel arrangements online.

Our website will be offering quotations on air fare, hotel accommodation and car rental. It will differ from other existing travel service websites in that our searches for the best deals will be more exhaustive and complete. In addition, we will be able to rank all the various offerings depending on the selection criteria that the user chooses, ie best price, timing, relevance… Our search engine searches deeper into the internet which allows it to search and retrieve pages that do not exist for traditional search engines because these pages are only created dynamically as a result of a specific search which is only possible with a deep search engine. The resulting benefit to the user is more price quotations that are more up-to-date and therefore better deals and choices are offered to the user.

Because our founder and CEO, Alicia Itzel Rivera Tristan , an MBA, has deep roots in marketing we believe we will be able to recruit initial users for our proposed search engine platform from the marketing and business communities. We intend to offer all of the traditional features of a search engine, including a mobile component, plus additional ancillary services that appeal to our specialized demographic.

Plan of Operations and Projected Development Timeline

During 2012, our ability to execute on our current plan of operations is dependent on raising proceeds from this offering. In the event that we are unsucessful in these efforts we will utilize our cash to attempt to complete a limited model of our website. In such event we will attempt to seek out alternative forms of financing and/or attempt to enter into joint ventures or partnerships in order to raise sufficient funds to attempt to execute on our business plans to fully develop the website and multiple proprietary technologies.

In the event that we are successful in selling only 10% of the Shares offered, negative$10,000 in net proceeds (assuming $20,000 in offering expenses) will be available for use by us. In such event our plan of operations will change to focus on the development of our proposed search engine platform. We will probably not hire any additional employees and will rely significantly on contractors. We believe that such negative proceeds will not allow us to continue operations through 2012 and we will be required to seek loans from our director in order to continue operations. We will attempt to raise additional funds in 2013 in the event that our cash flow requirements are not satisfied by loans in order to allow us to continue development of the website.

In the event that we are successful in selling only 50% of the Shares offered, $30,000 in net proceeds (assuming $20,000 in offering expenses) will be available for use by us. In such event we will scale back our current hiring plans and marketing plans but will proceed as planned with the development of the proposed search engine. As a result of reduced funding a smaller number of features will be attempted to be produced and marketing will be delayed. It is anticipated that this lower level of funding will allow the Company to operate, based on its current plan of operations, through 2012 without the need to generate revenues or seek out additional funding. In 2013, additional funding will be needed to meet our cash flow needs and marketing plans.

In the event that we are successful in selling all of the Shares offered and all warrants are exercised, approximately $80,000 in net proceeds (assuming $20,000 in offering expenses) will be available for use by us. Based on our current projections, we believe that such funds should be sufficient for us to complete the design and initiate development of the proposed search engine and multiple proprietary technologies. Accordingly we believe that such proceeds will be sufficient for us to continue our planned operations throughout 2012 and 2013.

The foregoing use of proceeds and project implementation projections were prepared by us in good faith based upon assumptions that we believe to be reasonable. No assurance can be given, however, regarding the attainability of the projections or the reliability of the assumptions on which they are based. The projections are subject to the uncertainties inherent in any attempt to predict the results of our operations, especially where new products and services are involved. Certain of the assumptions used will inevitably not materialize and unanticipated events will occur. Therefore, the actual results of operations are likely to vary from the projections and such variations may be material and adverse to the Company. Therefore the projections are included solely to give prospective investors information concerning the Company’s estimates of future operating results based on our assumptions and no assurance can be given that such results will be achieved. The Company reserves the right to conduct its business in a manner different from that set forth in the assumptions as changing circumstances may require. Moreover due to changes in technology, new product announcements, competitive pressures, system design and/or other specifications we may be required to change the current plans for our website and proprietary technologies. Therefore, we cannot provide any assurances that the website and proprietary technologies can be completed within our projections. In case of budget over-runs and additional expansions, we may choose to finance such capital expenditures through the issuance of additional equity or debt securities, by obtaining a credit facility or by some other financing mechanism. If we choose to seek financing for such expenditures, we cannot provide any assurances that such financing will be available on terms reasonably acceptable to us or at all.

The following sets forth the Company’s current timeline for the development of its website and initial proprietary technologies assuming that all of the Shares are sold in this offering. The sale of less than all of the Shares, or unanticipated problems or issues which the Company experiences in any of its planned activities, even if all of the Shares are sold, could have an adverse effect on the Company’s ability to meet such timeline. Accordingly there is no assurance that we will be successful in meeting such goals.

2012

o  Completion of share offering

2013

o Hire software designers, engineers and programmers to plan search engine development

o Development of basic search engine and other ancillary features

o Testing of ancillary service offerings

2014

o Development of basic mobile features

o Ongoing development of search engine services and proprietary technologies

o Development of more robust mobile services

o Continued development of ancillary services

o Select marketing through advertising exchanges with other Internet companies

We have not generated any revenues as of the date of this prospectus. We do not anticipate that any revenues will be generated by us without the sale of the Shares in this offering. Even upon the sale of all of our Shares and the meeting of our website and proprietary technologies development goals, of which there can be no assurance, we do not project that any significant revenues will be realized until the end of 2014 at the earliest.

48

Advertising Revenue

In 2013, Boomer intends to introduce its proposed search engine features and will also begin to focus heavily on selling ad placements on the site. Although Boomer hopes to begin this process in 2013, we do not expect to have a full sales team in place until after the proposed search engine service reaches a certain critical mass. Currently most search engine websites derive all of their revenues from ad sales. This has been a successful strategy as users typically use a search engine multiple times a day that advertisers can use in order to target their ad placements. We expect to also obtain sponsorship revenues from companies who wish to hold promotions on or sponsor certain features on Boomer that want to increase their exposure to our search engine users of this core demographic. We intend to offer advertisers placements based on either a Cost Per Thousand Impressions (CPM) or Cost Per Click (CPC) basis. We also intend to include the advertisements on the website in a manner which does not disrupt the user experience.

Competition

 Boomer’s chief competition comes from the search engine industry which is rapidly growing. As a result, the number and sophistication of competitors are also rapidly growing. We hope to distinguish ourselves from these competitors by the combination of services we offer, the high quality of our website and technology, and our focus on our core demographic.

Search Engines

Popular players like Google and Yahoo have made search engines a commonplace among North Americans.

Intellectual Property

We have not filed for any patent and/or copyright protection for our website, proprietary technologies and/or planned products. Presently we intend to rely on trade secret protection and/or confidentiality agreements with our employees, customers, business partners and others to protect our intellectual property rights. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent and/or copyright protection. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

We cannot be certain that the website and our proprietary technologies will not infringe upon patents, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim.

Government Regulation

Our business, the website and our proprietary technologies may be subject to increasing regulation of content, consumer privacy, distribution and online hosting and delivery in the key territories in which we desire to conduct business. If we do not successfully respond to these regulations, our business may suffer. Legislation is continually being introduced that may affect both the content of proprietary technologies and their distribution as well as utilization of online game platforms. For example, data and consumer protection laws in the United States and Europe impose various restrictions on web sites. Those rules vary by territory although the Internet recognizes no geographical boundaries.. Any one or more of these factors could harm our business by limiting the proposed features we plan on incorporating into the website and proprietary technologies, by limiting the size of the potential market for our products, and by requiring costly additional differentiation in the website and proprietary technologies for different territories to address varying regulations.

Internet Websites

We intend on securing and marketing a fully functional website once the development of our proposed search engine is complete.

Employees

We have no other employees other than our sole officer and director, Alicia Itzel Rivera Tristan. Upon the successful completion of this offering, we intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. In order to develop and create our website, and the technology and software needed to meet the features and goal we have set for the website, we will need to hire an in house development team. We intend to hire these employees with the proceeds of this offering. We may also seek to rely on third party work for developers and other personnel to supplement and support the in-house team that we will hire. We plan to use Indian independent contract developers to address different technologies, languages and cultures and to provide the broadest based expertise for our markets. Management shall make the decision as to whether to use in-house or third party development resources based upon the creative and technical challenges of the area of development. We may also seek to evaluate any number of pre-market technologies that would allow Boomer to rapidly develop its main website technology and accelerate our time to market . If we believe such technologies would assist us in achieving our business plan we may acquire and/or license such technologies.

Property

 We do not own any property, real or otherwise. Our principal offices are currently located at Posada del Rey Via Italia Punta Paitilla Ciudad de Panama Republic de Panama. We occupy this office, which is leased by an associate of Ms. Tristan, on a rent free basis. Upon successful completion of this offering we intend to secure our own space.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Litigation

To our knowledge, we are not a party to any current, pending, or threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age
Alicia Itzel Rivera Tristan	42

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Alicia Itzel Rivera Tristan has over 15 year experience in sales, marketing and administration. Ms.Tristan graduated with a degree in Marketing and Advertising from the Latin American University of Science and Technology in 1997. She later went on to obtain a Masters of Business Administration and Human Resources in 2000. Ms. Tristan’s professional experience includes having worked as executive of sales and marketing at Citibank from 1997 to 1999; ~~and she was part of the~~ marketing associate at Unipharm of Panama from 1999 to 2002; administrative assistant at the Controller Generals Office of Panama from 2003 to 2004; executive salesperson at the Sistema Estatal Radio Station from 2004 to 2006. And, Ms. Tristan worked for the United Nations from 2006 to 2011, as an administrative assistant and then as Financial Assistant to the United Nations High Commissioner for Human Rights - Regional Office for Central America.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not currently have any Director independence requirements.

We are not requiring any member of management to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our Officer(s) and Director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only one officer, and will seek to add additional officer(s) and/or Director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All Directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our Directors’ terms of office expire on July 31, 2013. All officers are appointed annually by the Board of Directors and, subject to existing employment agreements (of which there are currently none), and serve at the discretion of the Board. Currently, Directors receive no compensation for their role as Directors but may receive compensation for their role as officers.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present Director, executive officer or person nominated to become a Director or an executive officer of Boomer:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors will establish an audit committee and a compensation committee. We believe that we will need a minimum of five Directors to have effective committee system s . The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation”.

All Directors will be reimbursed by us for any expenses incurred in attending Directors' meetings provided that we have the resources to pay these fees. We will consider applying for Officers’ and Directors’ liability insurance at such time when we have the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period from July 6, 2012 (inception) to July 31, 2012, compensation awarded to or paid to, or earned by, our Chief Executive Officer (the “Named Executive Officer”) and our Secretary.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Alicia Itzel Rivera Tristan CEO, CFO and Director	2012	-	-	-	-	-	-	-	-

There is no formal employment arrangement with Ms. Tristan at this time. Ms. Tristan’s compensation has not been fixed or based on any percentage calculations. She will make all decisions determining the amount and timing of his compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Ms. Tristan’s compensation amounts will be formalized if and when his annual compensation exceeds $50,000.

Grants of Plan-Based Awards Table

Our Officers did not receive any grants of stock, option awards or other plan-based awards during the period ended July 31, 2012. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

Our Officers did not exercise any stock options, and no restricted stock units held by them and vested during the period ended July 31, 2012. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

Our Officers did not have any outstanding stock or option awards as of July 31, 2012 that would be compensatory to the Officer. We have not issued any awards to our Officers. We may grant awards as we see fit to our employees, as well as to key consultants.

PRINCIPAL SHAREHOLDERS

As of July 31, 2012 , we have 1,000,000 shares of common stock outstanding which is held by one shareholder. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the Board of Directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of August 1, 2012; of all Directors and officers of Boomer; and of our Directors and officers as a group.

		Amount of	Percent of Class
Title Of Class	Name, and Title of Beneficial Owner of Shares (a)	Beneficial Ownership (b)	Before Offering	After Offering (d)
Common	Alicia Itzel Rivera Tristan , President, CEO, CFO, Director	1,000,000	100%	67%

(a) The address for purposes of this table is the Company’s executive office address which is Posada del Rey Via Italia Punta Paitilla Ciudad de Panama Republic de Panama , Fax # (949) 272-0088

(b) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.  No options, warrants or convertible securities have been issued or are presently outstanding.

(c)  Assumes the sale of the maximum amount of this Offering (500,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the Offering would be 1,500,000 based upon such assumption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Boomer is Ms. Tristan, our Chief Executive Officer, President and Chief Financial Officer.

We issued 1,000,000 shares of our common stock to our President and Chief Executive Officer in consideration of payment of $0.001 per share.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on July 31, 2012. .Boomer is authorized to issue 75,000,000 shares of common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock. There are 1,000,000 shares of our common stock issued and outstanding as of August 1, 2012, that is held by one shareholder. The holders of our common stock:

• have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

•are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

• are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution regarding the negative implications of being classified as a “Penny Stock.”

Preferred Stock

Our certificate of incorporation does not authorize the issuance of shares of preferred stock.

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock", the protection provided by the federal securities laws relating to forward looking statements does not apply to us because our shares are considered to be penny stocks for the foreseeable future. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Transfer Agent

We have not yet appointed a transfer agent.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of the existing officers of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of our officers. The intended methods of communication include, without limitation, telephone calls and e-mails to personal contacts. In their endeavors to sell this Offering, our existing officers will not engage in general solicitation or use any mass advertising methods over the Internet or through the print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately to the Company. There can be no assurance that all, or any, of the shares will be sold.

Neither officer will not receive commissions for any sales originated on our behalf. We believe that our existing officers are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, each existing officer:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Is not an associated person of a broker or dealer; and

c.	the conditions of the following:

i. Primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

No Officers or Directors of the Company may purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the Offering will be sold.

All subscription agreements and checks are irrevocable and should be delivered to Company at the address provided in the Subscription Agreement. Boomer will receive all proceeds from the sale of any of the 500,000 shares being offered. The price per share is fixed at $0.20 for the duration of this Offering.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

We will pay all expenses incident to the registration, Offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchaser of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

The Company’s plan’s to seek a listing on the OTCBB may not occur.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $310,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

·	the basis on which the broker or dealer made the suitability determination, and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Upon effectiveness of this Prospectus, the Company will consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. No decision has been made at this time. It is, however, an option available to the Company. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont immediately after filings its Form 8-A with the SEC.

 We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

 The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Stepp Law Corporation.

EXPERTS

The financial statements of Boomer as of July 31, 2012 and for the period July 6, 2012 (inception) to July 31, 2012 included in this prospectus have been audited by Kenne Ruan CPA, LLC. Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by Kenne Ruan CPA, LLC 40 Hemlock Hollow Road, Woodbridge, CT, USA, 06525 telephone: 203-824-0441.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this Offering. This prospectus is filed as a part of that registration statement, but, does not contain all the information included in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0331 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

 Posada del Rey Via Italia Punta Paitilla Ciudad de Panama Republic de Panama

Boomer Ventures Inc.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

JULY 31, 2012

REPORT OF REGISTERED INDEPENDENT AUDITORS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Boomer Ventures Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Boomer Ventures Inc.(A development stage company) as of July 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from July 6, 2012 (inception) to July 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boomer Ventures Inc. as of July 31, 2012, and the results of its operations and its cash flows for the period from July 6, 2012 (inception) to July 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut August 25, 2012

Boomer Ventures Inc.
(A Development Stage Company)
Balance Sheets
As at July 31, 2012

July 31,
2012

ASSETS
Current Assets
Cash and Cash Equivalents	$ 1,000
TOTAL CURRENT ASSETS

TOTAL ASSETS	$ 1,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Liabilities - Related Party	$ 2,000
Shareholder Loan	220
TOTAL CURRENT LIABILITIES	2,220

Stockholders' Equity
Common Stock
Authorized:
75,000,000 common shares at $0.01 par value

1,000,000 common shares at $0.001 par value	1,000
(Deficit) accumulated during the development stage	(2,220)

TOTAL STOCKHOLDERS' EQUITY	(1,220)

TOTAL LIABILITIES AND EQUITY	$ 1,000

Boomer Ventures Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period From July 6, 2012 (Inception) to July 31, 2012

July 31,
2012

Cash Flow from Operating Activities
Net (loss) for the period	$ (2,220)
Imputed interest on related party transactions	-
Changes in non-cash working capital items
Accounts payable and accrued liabilities	2,000

Net Cash Flow Used in Operating Activities	(220)

Financing Activities
Share Capital Contribution	1,000
Shareholder Loan	220
Net Cash Flow Provided by Financing Activities	1,220

Net change in cash	1,000

Cash, Beginning of Period	-

Cash, End of Period	$ 1,000

The accompanying notes are an integral part of these financial statements

Boomer Ventures Inc.
(A Development Stage Company)
Statements of Operations
For the Period From July 6, 2012 (Inception) to July 31, 2012

Revenues	-

General and Administration Expenses
Filing Fees	$ 75
Professional Fees	2,145
Total Expenses	2,220

Operating loss	(2,220)

Net (loss) for the period	$ (2,220)

Net (loss) per share
Basic and diluted	$ -

Weighted Average Shares Outstanding
Basic and diluted

The accompanying notes are an integral part of these financial statements.

Boomer Ventures Inc.
(A Development Stage Company)
Statements of Stockholders' Equity
(Expressed in U.S. Dollars)
July 6, 2012 Inception) to July 31, 2012

Deficit
Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common Stock issued for cash	1,000,000	1,000	0		1000

at $0.001 per share, July 31, 2012			-

Net Loss for the year end
July 31, 2012				(2,220)	(2,220)

Balance, as at July 31, 2012			$ -		$ (1,220)

The accompanying notes are an integral part of these financial statements.

BOOMER VENTURES INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Boomer Ventures Inc. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Nevada on July 6, 2012. The business plan of the Company is to develop a search engine website. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended July 31, 2012.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of July 31, 2012 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of July 31, 2012 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of July 31.

2.  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to develop a search engine and website.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of July 31, 2012 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.  Common Stock

On July 6, 2012, the Company issued 1,000,000 shares of common stock to the sole director of the Company at a price of $0.001 per share, for $1,000.

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 500,000 shares of newly issued common stock at an offering price of $0.20 per share for proceeds of up to $100,000.

4. Related Party Loans and Transactions

On July 6, 2012, the Company issued 1,00,000 shares of common stock to the sole director of the Company at a price of $0.001 per share, for $1,000.

On July 6, 2012, the director loaned the Company $220 which is unsecured, with no specific terms of repayment.

5.  Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

6.  Subsequent Events

Subsequent events have been evaluated through August 25, 2012, which is the date these financial statements were available to be issued.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this Offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2012 (90 days after the commencement of the Offering), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 37

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$ 11. 60
*Accounting fees and expenses	7,000.00
*Legal fees and expenses	8,000.00
*Transfer agent fees	1,500.00
*Miscellaneous expenses	3,488.00

Total	$20,000.00

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

~~The Company has a provision in its Bylaws providing for indemnification of its Officers and Directors . Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.~~

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

Of the 1,000,000 outstanding shares that were issued to Ms. Tristan, the Company’s President y upon our incorporation in in Nevada in July 2012 in exchange for payment of 0.005 per share. The foregoing issuances of securities were affected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended.

All security holders were provided with a final pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

 ITEM 16

EXHIBITS

23.1	Consent of Kenne Ruan, CPA, LLC
3.1	Bylaws
3.2	Articles of Incorporation
5.1	Opinion of Stepp Law Corporation
23.2	Consent of Stepp Law Corporation

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 17

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Panama, Republic of Panama on the February 1, 2013.

Boomer Ventures Inc.

/s/Alicia Itzel Rivera Tristan
By:Alicia Itzel Rivera Tristan

President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/Alicia Itzel Rivera Tristan		February 1, 2013
By: Alicia Itzel Rivera Tristan	President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

II-4